SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549



                                  FORM 8-K/A
                                Amendment No. 1

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) May 9, 1995



                               TEREX CORPORATION
              (Exact Name of Registrant as Specified in Charter)


          Delaware                   1-10702                   13-1531521
(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             File Number)           Identification No.)



     500 Post Road East, Westport, Connecticut                 06880
      (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code (203) 222-7170


         (Former Name or Former Address, if Changed Since Last Report)







The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated May 9, 1995 as follows:


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.


The following financial statements and pro forma financial information are hereto attached and filed as part of this report:

a)   Financial Statements of Business Acquired

  -  Report of Independent Auditors                              F-1

  -  Audited Combined Financial Statements of PPM S.A. and
     Legris Industries, Inc.
     - Combined Balance Sheets as of
        December 31, 1994 and 1993                                F-2
     - Combined Statements of Operations for the years ended
          December 31, 1994, 1993 and 1992                        F-4
     - Combined Statements of Shareholders' Equity for
          the years ended December 31, 1994, 1993 and 1992        F-5
     - Combined Statements of Cash Flows for the years ended
          December 31, 1994, 1993 and 1992                        F-6
     - Notes to Combined Financial Statements                     F-7

b)   Pro Forma Financial Information                              F-22

  -  Unaudited Pro Forma Condensed Consolidated
     Statement of Operations of Terex Corporation and
     Subsidiaries for the year ended December 31, 1994            F-23

  -  Unaudited Pro Forma Condensed Consoliated Statement
     of Operations of Terex Corporation and Subsidiaries
     for the six months ended June 30, 1995                       F-24

  -  Notes to Unaudited Pro Forma Financial Information           F-25


c)   Exhibits

     10.1 Share Purchase Agreement, as amended.*
     10.2 Certificate of Designation of Terex Cranes, Inc. with respect to its Series A Redeemable Exchangeable Preferred Stock.*
     10.3 Stockholders Agreement dated as of May 9, 1995 by and among
          Terex Corporation, Legris Industries S.A., Potain S.A.
          and Terex Cranes, Inc.*
     23   Consent of Ernst & Young LLP.

* Previously filed.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 1995

                                   TEREX CORPORATION


                                   By:/s/ Richard L. Evans
                                      Richard L. Evans
                                      Controller, Principal Accounting Officer




                        Report of Independent Auditors



                    The Board of Directors and Shareholders
                     PPM S.A. and Legris Industries, Inc.


We have audited the accompanying combined balance sheets of PPM S.A. and Legris Industries, Inc. as of December 31, 1994 and 1993, and the related combined statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the combined financial position of PPM S.A. and Legris Industries, Inc. at December 31, 1994 and 1993, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                                             ERNST & YOUNG LLP


Greenville, South Carolina
August 22, 1995







                     PPM S.A. and Legris Industries, Inc.

                            Combined Balance Sheets



                                                       December 31
                                                      1994      1993
                                                   (In thousands except
                                                      share amounts)

Assets
Current assets:
   Cash and cash equivalents                      $  3,586  $  2,152
   Trade accounts receivable,
    less allowances of $2,861 and
    $2,181 in 1994 and 1993, respectively           35,173    25,868
   Due from affiliates                               1,705     1,869
   Refundable taxes                                  5,946     5,257
   Inventories                                      70,020    63,498
   Prepaid expenses                                  5,525     4,758
   Other current assets                                 32        81

Total current assets                               121,987   103,483

Property, plant, and equipment, net                 20,922    23,002

Intangible assets:
   Cost in excess of net assets acquired,
    less accumulated amortization of $8,567
    and $6,871 in 1994 and 1993, respectively       34,951    36,540
   Other identified intangible assets,
    less accumulated amortization of $871 and
    $597 in 1994 and 1993, respectively                462       715

                                                    35,413    37,255

Total assets                                      $178,322  $163,740





                     PPM S.A. and Legris Industries, Inc.

                            Combined Balance Sheets
                                  (continued)



                                                December 31
                                              1994      1993

                                           (In thousands except
                                              share amounts)

Liabilities and shareholders' equity
Current liabilities:
   Trade accounts payable                   $ 43,963  $ 35,052
   Due to affiliates                           6,200     3,027
   Product liability reserve                   4,850     4,432
   Product warranty reserve                    1,526       753
   Accrued expenses                           15,215    16,352
   Current portion of long-term debt
     and other short-term borrowings          72,689    37,044
   Current portion of obligations
     under capital leases                        925       731

Total current liabilities                    145,368    97,391

Long-term debt, less current portion           5,851    28,331

Obligations under capital leases,
    less current portion                       2,896     3,308

Minority interest in subsidiaries              1,944     2,591

Shareholders' equity:
   Common stock of Legris Industries, Inc.,
    $100 par value -- authorized, issued
    and outstanding 200 shares                   ---       ---
   Common stock of PPM S.A.,
    100 French Francs ($19) par value --
    authorized, issued and outstanding
    1,265,544 shares                             ---       ---
   Paid-in capital                            90,491    81,209
   Accumulated deficit                      (65,079)  (46,043)
   Foreign currency translation
    adjustments                              (3,149)   (3,047)

Total shareholders' equity                    22,263    32,119

Total liabilities and
    shareholders' equity                    $178,322  $163,740

See accompanying notes.





                     PPM S.A. and Legris Industries, Inc.

                       Combined Statements of Operations



                                                  Year Ended December 31
                                                 1994      1993      1992
                                                      (In thousands)

Net Sales                                     $  179,695 $ 191,236$ 236,088

Cost of products sold                          (155,129) (175,072)(197,243)

Selling, general and administrative expenses    (35,673)  (38,861) (49,862)

Amortization of intangible assets                (1,970)   (1,807)  (2,074)

Loss from operations                            (13,077)  (24,504) (13,091)

Other income (expense):
  Interest income                                     48        11       30
  Interest expense                               (6,668)   (8,293)  (6,421)
  Insurance proceeds                                 ---     6,177    1,122

                                                 (6,620)   (2,105)  (5,269)

Loss before income taxes and
 minority interest                              (19,697)  (26,609) (18,360)

Income tax (benefit) provision                      (14)        30      917

Loss before minority interest                   (19,683)  (26,639) (19,277)

Minority interest in loss of
 consolidated subsidiaries                           647       946      424

Net loss                                      $ (19,036) $(25,693)$(18,853)


See accompanying notes.





                     PPM S.A. and Legris Industries, Inc.

                  Combined Statements of Shareholders' Equity



                                                             Foreign
                                                  Accu-      Currency
                   Common Stock        Paid-In   mulated   Translation
                  Shares    Amount     Capital   Deficit   Adjustments   Total
                              (In thousands except share amounts)

Balance at
   December 31,
   1991          1,265,744 $     ---  $  71,242 $ (1,497)   $    (62)  $69,683

   Capital
    contribution       ---       ---      3,500       ---        ---     3,500
   Conversion of
    debt to paid-in
    capital            ---       ---      6,467       ---        ---     6,467
   Net loss            ---       ---        ---  (18,853)        ---  (18,853)
   Translation
      adjustment       ---       ---        ---       ---    (2,443)   (2,443)

Balance at
   December 31,
   1992          1,265,744       ---     81,209  (20,350)    (2,505)    58,354

   Net loss            ---       ---        ---  (25,693)        ---  (25,693)
   Translation
      adjustment       ---       ---        ---       ---      (542)     (542)

Balance at
   December 31,
   1993          1,265,744       ---     81,209  (46,043)    (3,047)    32,119

   Conversion of
    debt to paid-in
    capital            ---       ---      9,282       ---       ---      9,282
   Net loss            ---       ---        ---  (19,036)       ---   (19,036)
   Translation
      adjustment       ---       ---        ---       ---     (102)      (102)

Balance at
   December 31,
   1994          1,265,744    $  ---   $ 90,491 $(65,079)  $(3,149)   $ 22,263


See accompanying notes.





                     PPM S.A. and Legris Industries, Inc.

                       Combined Statements of Cash Flows




                                                  Year Ended December 31
                                                 1994      1993      1992
                                                      (In thousands)
Operating activities
Net loss                                     $(19,036)  $(25,693)  $(18,853)
Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation and amortization                  6,088      5,661      6,013
  Changes in operating assets and liabilities:
     Accounts receivable                        (9,305)    11,824     13,992
     Inventories                                (6,522)    20,562        513
     Prepaid expenses and other                 (1,407)     3,450      3,328
     Accounts payable                             8,911  (14,911)   (20,660)
     Net amounts due to affiliates                3,009   (3,275)    (6,257)
     Product liability reserve                      418       493    (3,123)
     Accrued expenses and product
      warranty reserve                            (364)   (2,654)      (208)

Net cash used in operating activities          (18,208)   (4,543)   (25,255)

Investing activities
Purchases of property, plant and equipment        (718)   (1,683)    (5,398)
Increase in other intangible assets               (128)        86      (247)

Net cash used in investing activities             (846)   (1,597)    (5,645)

Financing activities
Proceeds from revolving credit with
  banks and from notes payable to an
  affiliated company                             27,141   51,280      28,573
Principal payments on revolving credit
  with banks and on notes payable to an
  affiliated company                            (5,688) (43,239)     (2,967)
Proceeds on other long-term debt                    347       76         749
Principal payments on other long-term debt          ---  (3,351)         ---
Payments on capital leases                        (218)    (160)         ---
Capital contribution                                ---      ---       3,500

Net cash provided by financing activities        21,582    4,606      29,855

Effect of exchange rate changes on cash         (1,094)      942       (461)

Net increase (decrease) in cash and
  cash equivalents                                1,434    (592)     (1,506)
Cash and cash equivalents at
  beginning of period                             2,152    2,744       4,250

Cash and cash equivalents at end of period      $ 3,586  $ 2,152     $ 2,744

Supplemental disclosure of
 cash flow information

Cash paid for interest                          $ 6,763  $ 9,811     $ 7,667
Cash paid for income taxes                      $    74  $   948     $ 2,015

See accompanying notes.




                     PPM S.A. and Legris Industries, Inc.

                    Notes to Combined Financial Statements

                               December 31, 1994

                                (In thousands)



1. Basis of Presentation and Description of Business

Basis of Presentation

As more fully described in Note 13, Terex Corporation ("Terex"), through its wholly owned subsidiary Terex Cranes, Inc. ("Terex Cranes"), completed the acquisition of substantially all of the common stock of PPM S.A. ("PPM Europe") and Legris Industries, Inc. ("PPM North America") on May 9, 1995. PPM North America together with PPM Europe collectively are referred to as "PPM" or "the Company". Prior to the acquisition, Legris Industries, Inc. was a wholly owned subsidiary of Groupe Legris Industries S.A., a French corporation, and PPM S.A. was owned 99.13% by Potain S.A., a majority owned subsidiary of Groupe Legris Industries S.A. ("Groupe Legris").

The accompanying combined financial statements were prepared on the basis of generally accepted accounting principles and include the combined financial position, results of operations and cash flows of the businesses of PPM as follows below (subsidiaries are 100% owned except as indicated). All significant intercompany balances have been eliminated.

PPM S.A.
  -  Brimont Agraire S.A.
  -  Bendini SpA
  -  PPM Krane GmbH
  -  Baulift Baumaschiunen and Krane Handels GmbH

Legris Industries, Inc.
  -  Potain Tower Cranes, Inc. (inactive)
  -  PPM Cranes, Inc. (92.4%)
  -  PPM of Australia Pty. Ltd. (92.4%)
  -  PPM Far East Pte. Ltd. (92.4%)


Description of Business

PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.



2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and overnight investments. Included in cash and cash equivalents is $512 at December 31, 1994 invested under repurchase agreements collateralized by U. S. Treasury Notes. Securities pledged as collateral for repurchase agreements are held by the Company's custodian bank until maturity of the repurchase agreements. Provisions of the agreements ensure that the market value of this collateral is sufficient in the event of default; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

Accounts Receivable

The Company provides credit in the normal course of business and performs ongoing credit evaluation on certain of its customers' financial condition, but generally does not require collateral to support such receivable. Accounts receivable potentially exposes the Company to concentration of credit risk, because the Company's customers operate primarily in the construction industry. The Company also establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for inventories held in the United States, by the first-in, first-out (FIFO) method for inventories of PPM of Australia Pty. Ltd and PPM Far East Pte. Ltd., and by the weighted average method for inventories of PPM S.A.

Property, Plant and Equipment

Additions and major replacements or improvements to property, plant and equipment are recorded at cost. Maintenance, repairs and minor replacements are charged to expense when incurred. Assets of PPM are depreciated using the straight-line method over their estimated useful lives.

Intangible Assets

The excess of cost over fair value of net assets of businesses acquired ("goodwill") is amortized on the straight-line method over a period of twenty years for Legris Industries, Inc. and fifteen years for PPM S.A. Other identified intangibles are primarily patents and organizational costs which are amortized over five years. The lives established for these assets are a composite of many factors; accordingly, the Company evaluates the continued appropriateness of these lives based upon the latest available economic factors and circumstances.

The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the goodwill is reduced by the estimated shortfall of cash flows.

Product Warranty

PPM warrants that each finished machine is merchantable and free of defects in workmanship and material for a period of up to one year or a specified period of use. Warranty reserves have been established for estimated normal warranty costs and for specific problems known to exist on products in use.

Product Liability

Reserves for product liability have been established based upon historical loss experience for the estimated liability on incidents which have occurred but have not yet been reported and for the estimated liability for reported incidents.

Income Taxes

Income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109O). Under FAS 109, the deferred tax liabilities and assets are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. A valuation allowance is recognized if it is more likely than not that some portion or all of a deferred tax asset will not be ultimately realized.

Revenue Recognition

Sales are recorded upon shipment or designation of specific goods for later shipment at customers' request with related risk of ownership passing to such customers.

Research and Development Costs

Company sponsored research and development costs related to both present and future products are expensed currently. Total expenditures for research and development for 1994, 1993 and 1992 were $2,669, $3,751 and $3,440, respectively.

Translation of Foreign Currencies

The local currencies of the Company's foreign operations have been determined to be the functional currencies in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Transactions in foreign currencies are translated into United States dollars at average rates of exchange prevailing during the period. Assets and liabilities denominated in foreign currencies are translated at the year end exchange rates and resulting translation adjustments are included as a separate component of shareholders' equity. Gains and losses on foreign currency transactions are recognized in earnings.

Shareholders' Equity

No amounts were paid as consideration for the issuance of common stock of PPM S.A. and Legris Industries, Inc. Accordingly, no amounts have been assigned to common stock in the financial statements.


3. Inventories

Inventories at December 31, 1994 and 1993 consist of the following:

                                               1994      1993

Raw materials and parts                    $  41,018 $  37,767
Work in process                               15,139    11,275
Finished goods and subassemblies              13,091    14,103
Consigned inventory                              772       353

                                           $  70,020 $  63,498

At December 31, 1994 and 1993, approximately $26,308 and $24,618 of inventories were valued using the LIFO method. These amounts are approximately equivalent to the corresponding FIFO values at December 31, 1994 and 1993.


4. Property, Plant and Equipment

Property, plant and equipment at December 31, 1994 and 1993 consists of the following:

                                               1994      1993

Land and improvements                      $   2,080 $   2,242
Buildings                                     21,273    20,181
Machinery and equipment                       31,504    29,083

                                              54,857    51,506
Less accumulated depreciation               (33,935)  (28,504)

                                           $  20,922 $ 23,002


Depreciation expense for 1994, 1993 and 1992 was $4,118, $3,854 and $3,939,
respectively.


5. Debt

Debt at December 31, 1994 and 1993 consists of the following:

                                                                  1994     1993
Non-interest bearing promissory note payable to Harnischfeger
   Corporation with annual payments of $1,000,000
   through April 10, 1996, annual payments of
   $750,000 beginning April 10, 1997 through April 10, 2001
   and quarterly payments of $125,000 beginning April 10,
   2001 through maturity on April 10, 2011                    $  6,331 $  6,776

Letter of credit with Credit Lyonnais bearing interest
   at U.S. Prime (8.5% at December 31, 1994) payable
   on demand.                                                    4,700    7,100

Indebtedness to Groupe Legris bearing interest at 9%
   annually maturing May 31, 1996 with no scheduled
   principal payments prior to that date.                           686     686


Indebtedness to Groupe Legris bearing interest at the
   Euro dollar rate plus .5% (6.875% at December 31,
   1994) payable on demand                                       11,500     ---

Indebtedness to Groupe Legris bearing interest at the
   Euro dollar rate plus .5% (6.875% at December 31,
   1994) maturing December 31, 1996 with no scheduled
   principal payments prior to that date.                         6,000   6,000

Indebtedness to Groupe Legris bearing interest at the
   Euro dollar rate plus .5% (6.875% at December 31,
   1994) maturing April 10, 1996 with no scheduled
   principal payments prior to that date.                         3,000   3,000

Bank debt bearing interest at 10.75%                                ---     179

Notes payable to Credit National bearing interest at rates
   ranging from 8% to 15.5% with maturities ranging from
   10 to 15 years.                                                  815   1,154

Note payable to Credit CECA over 5 years at 9.32%                 2,170   1,968

Notes payable to Solirem bearing interest at 8.5% and
   10.24%, payable over 6 years                                     557     843

Note payable to Ministero del'Industria over 10 years
   at 8.37%                                                         366     373

Note payable to Credito Romagnolo over 8 years at 10.93%            295     292

Lines of credit due on demand with various banks, bearing
   interest at rates ranging from 5.8% to 7.4%                   37,857  33,753

Other                                                             4,263   3,251

                                                                 78,540  65,375
Less current portion                                             72,689  37,044

                                                              $   5,851 $28,331


Other than the note payable to Harnischfeger Corporation, all debt obligations were satisfied in connection with the acquisition by Terex in May of 1995 (see
Note 13). Accordingly, all debt obligations other than the long-term portion of the note payable to Harnischfeger Corporation have been classified as current.

The maturities of the note payable to the Harnischfeger Corporation for the five years following December 31, 1994 and thereafter are as follows:

                     Year                   Payments

                      1995                  $   480
                      1996                      520
                      1997                      312
                      1998                      338
                      1999                      366
                   Thereafter                 4,315

                                            $ 6,331


6. Employee Benefit Plan

Domestically, PPM Cranes, Inc. has a defined contribution plan covering its U.S. employees. Under this plan, the Company matches a portion of an employee's contribution to the plan. PPM Europe also maintains government required fully funded retirement plans for its employees in France and Italy. For purposes of these financial statements, all domestic and PPM Europe employees are considered to have participated in a multi-employer pension plan as defined in Statement of Financial Accounting Standards No. 87 "Employer's Accounting for Pensions". For multi-employer plans, employers are required to recognize as net pension expense total contributions for the period. With respect to these plans, PPM recorded a net pension expense of $289 for 1994, $118 for 1993 and $82 for 1992.


7. Income Taxes

Effective January 1, 1992, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The adoption had no impact on the financial statements of the Company.

(Loss) income before income taxes and minority interest consisted of the following:

                                         1994       1993     1992

Domestic                             $ (7,346)  $ (11,179)  $ (4,269)
Foreign                               (12,351)    (15,430)   (14,091)

                                    $ (19,697) $  (26,609) $ (18,360)


Significant components of the provision for income taxes are as follows:

                                         1994       1993     1992

Current
          Federal                      $   ---   $   (5)   $   147
          Foreign                            5        72       836

                                             5        67       983

Deferred:
          Federal                          ---       ---       ---
          Foreign                         (19)      (37)      (66)

                                       $  (14)   $    30   $   917


PPM has not provided U.S. and foreign income taxes on foreign undistributed earnings which are being retained indefinitely for reinvestment. The distribution of these earnings would result in additional foreign withholding taxes and additional U.S. Federal income taxes to the extent they are not offset by foreign tax credits, but it is not practicable to estimate the total tax liability that would be incurred upon such a distribution.

The income tax (benefit) provision at the effective tax rate differed from the benefit at the statutory rate as follows:

                                         1994       1993     1992

Computed tax (benefit) at expected
  statutory rate                     $ (6,697)   $ (9,047)  $ (4,074)

State taxes                              (315)       (480)      (183)
Valuation allowance                      4,695       8,823      4,431
Nondeductible goodwill                     837         837        837
Adjustment of prior years' accruals      1,548         ---        ---
Foreign tax rate differential             (82)       (103)       (94)

Income tax (benefit) provision       $    (14)    $     30  $     917

At December 31, 1994, PPM North America has net operating loss carryforwards for Federal income tax purposes of approximately $50,550 available to offset future taxable income, expiring from 1997 to 2008 if not used. PPM Europe has loss carryforwards of approximately $21,665 at December 31, 1994, including approximately $11,023 of carryforwards which have no fixed expiration date. The remaining carryforwards will expire beginning in 1995.

The differences between the loss carryforwards for financial reporting and income tax purposes result principally from differences between the income tax basis and the financial reporting basis allocated to the net assets acquired and differences in the methods of depreciating property, plant, and equipment. For financial reporting purposes, a valuation allowance equal to the entire benefit of the cumulative temporary differences and net operating loss carryforwards has been recognized to offset the net deferred tax assets. For substantially all of the valuation allowance for deferred tax assets, subsequently recognized tax benefits will be allocated to reduce goodwill resulting from the acquisition of PPM by Terex. Components of the Company's deferred taxes are as follows:

                                               1994     1993


Total deferred tax liabilities             $ (3,030) $ (1,113)

Total deferred tax assets, principally
 net operating loss carryforwards             43,454    36,179

Total valuation allowance                   (40,424)  (35,066)

Net deferred taxes                         $     --- $     ---


8. Fair Value of Financial Instruments

The Company has estimated the fair value amounts of financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", using available market information and appropriate valuation methodologies. The carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable and long-term debt are reasonable estimates of their fair value at December 31, 1994. However, considerable judgment is required in interpreting market data to develop the carrying amounts of fair value. Accordingly, the carrying amounts presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.


9. Leases

PPM has various lease agreements, primarily related to office space, production facilities, and office equipment, which are accounted for as operating leases. Certain leases have renewal options and provisions requiring PPM to pay maintenance, property taxes and insurance. Rent expense for 1994, 1993 and 1992 was $2,977, $2,433 and $3,401, respectively.

PPM Europe also leases buildings and machinery and equipment under capital leases with terms of 1 to 10 years. Capitalized lease obligations are calculated using interest rates appropriate at the inception of the lease. Amortization of assets under capital leases is included with depreciation expense. Property, plant and equipment includes the following amounts for leases that have been capitalized:


                                               1994     1993

Buildings                                  $   1,810 $   1,642
Machinery and equipment                        5,124     3,700

                                               6,934     5,342
Less accumulated depreciation                (3,030)   (1,603)

Property, plant and equipment, net         $   3,904 $   3,739


Future minimum rental payments, by year and in the aggregate, under capital leases and noncancellable operating leases as of December 31, 1994 are as follows:

                                            Capital  Operating
                Year                         Leases    Leases


                1995                        $ 1,365   $ 1,796
                1996                          1,297     1,242
                1997                          1,248       890
                1998                            664       788
                1999                            380       505
                2000 and thereafter           2,847       272

                Total minimum
                 lease payments             $ 7,801   $ 5,493
                Amount representing
                 interest                   (3,980)

                Present value of minimum
                 lease payments             $ 3,821



10. Commitments and Contingencies

PPM is involved in product liability and other lawsuits incident to the operation of its business. Insurance coverages are maintained for claims and lawsuits of this nature. At December 31, 1994 and 1993, the Company had a reserve of $4,850 and $4,432 related to product liability matters, including $200 at December 31, 1994 related to unasserted claims. Actual costs to be incurred in the future may vary from the estimates, given the inherent uncertainties in evaluating the outcome of claims and lawsuits of this nature. Although it is difficult to estimate the liability of the Company related to these matters, it is management's opinion that none of these lawsuits will have a materially adverse effect on the Company's combined financial position.

PPM North America is a defendant in a lawsuit initiated by the bankruptcy trustee for Century II GmbH, a former subsidiary of the Company, related to an increase in capital. The amount of the claim is for $6,000. Groupe Legris has indemnified the Company against all losses related to this claim.

PPM is contingently liable up to $1,027 with respect to financing arrangements and performance guarantees entered into with banks and between certain banks and certain dealers or customers of PPM.



11. Segment and Geographic Information

The Company operates in one business segment, designing, manufacturing and marketing mobile cranes and container stackers primarily in North America and Western Europe. Geographic data for the Company's operations are presented in the following table. Intercompany sales and expenses are eliminated in determining results for each operation.

                                         1994       1993     1992
Net sales to unaffiliated customers:
  North America                       $ 72,409   $ 71,984  $ 65,459
  Europe                                92,175    112,673   155,587

                                       164,584    184,657   221,046


Sales to affiliates                     15,111      6,579    15,042

                                     $ 179,695   $191,236 $ 236,088

(Loss) from operations:
  North America                      $ (5,466)   $(9,729) $ (3,130)
  Europe                               (7,611)   (14,775)   (9,961)

                                     $(13,077)  $(24,504) $(13,091)

Identifiable assets:
  North America                      $  80,179  $  74,710 $  87,900
  Europe                                98,143     89,030   122,683

                                     $ 178,322  $ 163,740 $ 210,583


12. Related Party Transactions

PPM had transactions with Groupe Legris and certain of its subsidiaries as follows:

                                         1994       1993     1992

Product sales and service revenues   $ 15,111    $ 6,579   $ 15,042
Purchases of inventory                 23,613     17,860     13,515
Interest expense                        3,230      2,529      3,038
Other charges                           4,493      2,772      4,333


13. Subsequent Events -- Acquisition by Terex and Financing Arrangements (unaudited)

On May 9, 1995, Terex, through its wholly-owned subsidiary Terex Cranes, completed the acquisition of 99.18% of the shares of PPM S.A., a societe anonyme ("PPM Europe"), from Potain S.A., a societe anonyme, and 100% of the capital stock of Legris Industries, Inc., a Delaware corporation which owns 92.4% of the capital stock of PPM Cranes, Inc., a Delaware corporation ("PPM North America") from Legris Industries S.A., a societe anonyme ("Legris France"). PPM North America together with PPM Europe collectively are referred to as "PPM". PPM designs, manufactures and markets mobile cranes and container stackers primarily in North America and Western Europe under the brand names of PPM, P&H (trademark of Harnischfeger Corporation) and BENDINI.

The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $25.9 million, subject to adjustment (the "Seller Preferred Stock"). The Seller Preferred Stock bears no dividend and is mandatorily redeemable in seven years and three months from the date of issuance. The Seller Preferred Stock may be redeemed at any time for cash (to the extent permitted pursuant to the provisions of the Indenture for Terex's 13 1/4% Senior Secured Notes due 2002) or, under certain circumstances for shares of common stock, par value $.01 per share (the "Cranes Common Stock"), of Terex Cranes. The purchase price is subject to adjustment calculated by reference to the consolidated net asset value of PPM as determined by an audit to be conducted following the consummation of the Acquisition. Terex Cranes has not yet reached agreement with the sellers about the amount of purchase price adjustment but, based on work performed, Terex Cranes believes that the amount of the Seller Preferred Stock could ultimately be reduced. In addition, the liquidation preference and the redemption price of the Seller Preferred Stock may be adjusted based upon the unit shipments of the mobile crane industry in Western Europe during the second and third years following the consummation of the Acquisition.

The funds for the cash portion of the purchase price and the repayment of debt of the acquired businesses were obtained from the private placement on May 9, 1995 to institutional investors of units consisting of Terex's 13 1/4% Senior Secured Notes due 2002 and common stock appreciation rights. The Senior Secured Notes are secured by substantially all of the assets of Terex and its domestic subsidiaries, including PPM North America, subject to security interests granted under the Credit Facility as described below, and by liens on certain assets of Terex's foreign subsidiaries, including PPM Europe.

Simultaneously with the acquisition, Terex, PPM North America and certain other domestic subsidiaries of Terex entered into a Credit Facility which provides that the companies will be able to borrow (in the form of revolving loans and up to $15 million in outstanding letters of credit) up to $100 million, subject to borrowing base limitations. The Credit Facility is secured by substantially all of the companies domestic receivables and inventory (including PPM North America). The amount of borrowings is limited to the sum of the following: (i) 75% of the net amount of eligible receivables, as defined, of Terex's U.S. businesses other than Clark Material Handling Company ("CMHC") plus (ii) 70% of the net amount of CMHC eligible receivables, plus (iii) the lesser of 45% of the value of eligible inventory, as defined, or 80% of the appraised orderly liquidation value of eligible inventory, less (iv) any availability reserves established by the lenders. The Credit Facility expires May 9, 1998 unless extended by the lenders for one additional year. At the option of Terex, revolving loans may be in the form of prime rate loans bearing interest at the rate of l.75% per annum in excess of the prime rate and eurodollar rate loans bearing interest at the rate of 3.75% per annum in excess of the adjusted eurodollar rate.


                               TEREX CORPORATION

                        PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated financial information of the Company gives effect to the acquisition of P.P.M. S.A. ("PPM Europe") and Legris Industries, Inc. ("PPM North America," together with PPM Europe, "PPM") by the Company's wholly owned subsidiary, Terex Cranes, Inc. ("Terex Cranes") on May 9, 1995 (the "PPM Acquisition") as described in Item 2 of this Form 8-K. The pro forma information is based on the historical statements of operations of the Company for the year ended December 31, 1994 and for the six months ended June 30, 1995, giving effect to the PPM Acquisition and related financing transactions and adjustments as reflected in the accompanying notes.

On May 9, 1995, the Company completed the PPM Acquisition. The purchase price, together with amounts needed to repay indebtedness of PPM required to be repaid in connection with the PPM Acquisition, consisted of (i) approximately $92.6 million in cash and (ii) shares of Series A Redeemable Exchangeable Preferred Stock of Terex Cranes having an aggregate liquidation preference of approximately $26.1 million, subject to adjustment calculated by reference to the consolidated net asset value of PPM on the closing date of the PPM Acquisition. A private placement of $250 million of the Company's 13.25% Senior Secured Notes due 2002 provided the financing for the cash portion of the purchase price. Proceeds of the Senior Secured Notes and of a new domestic Credit Facility also provided funds for the refinancing of certain existing Company debt (the "Refinancing"), for transaction and acquisition costs and for working capital purposes.

The acquisition was accounted for using the purchase method, with the purchase price of the PPM Acquisition allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the periods indicated, nor does it purport to represent the results of operations for future periods.




                               TEREX CORPORATION
                              UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                    (in thousands except per share amounts)

                      Terex
                   Corporation            Pro Forma    Pro Forma
                       and       BusinessAcquisition  Refinancing
                   Subsidiaries  AcquiredAdjustments  Adjustments    Pro Forma

NET SALES             $ 786,781 $ 179,695    $      0    $       0    $966,476

COST OF GOODS SOLD      703,622   157,099       2,288 (2a)       0     863,009

   Gross Profit          83,159    22,596     (2,288)            0     103,467

ENGINEERING, SELLING
   AND ADMINISTRATIVE
   EXPENSES              72,445    35,673           0            0     108,118

SEVERANCE CHARGES         7,353         0           0            0       7,353

   Income (loss) from
    operations            3,361  (13,077)     (2,288)            0    (12,004)

OTHER INCOME (EXPENSE):
   Interest income          587        48           0            0         635
   Interest expense    (30,492)   (6,668)       5,329 (2b)(12,388)(2d)(44,219)
   Amortization of debt
    issuance costs      (2,300)         0           0        (129)(2d) (2,429)
   Gain on sale
    of Fruehauf          26,043         0           0            0      26,043
   Gain on sale of
    Drexel business       4,742         0           0            0       4,742
   Other income
    (expense) - net          15         0           0            0          15

Income (loss) before
   extraordinary items
   and income taxes       1,956  (19,697)       3,041     (12,517)    (27,217)

PROVISION FOR
 INCOME TAXES             (786)        14           0            0       (772)

   Income (loss) before
     extraordinary
     items                1,170  (19,683)       3,041     (12,517)    (27,989)

Minority interest in
 loss of subsidiary           0       647           0            0         647

LESS PREFERRED STOCK
   ACCRETION            (5,929)         0     (1,421) (2c)       0     (7,350)

LOSS BEFORE
   EXTRAORDINARY
   ITEMS APPLICABLE TO
   COMMON STOCK       $ (4,759) $(19,036)    $  1,620    $(12,517)    $(34,692)

PER SHARE             $   (.46)                                       $  (3.37)

AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING IN PER
   SHARE CALCULATION     10,303                                         10,303




                               TEREX CORPORATION
                              UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995
                    (in thousands except per share amounts)


                      Terex
                   Corporation            Pro Forma    Pro Forma
                       and       BusinessAcquisition  Refinancing
                   Subsidiaries  AcquiredAdjustments  Adjustments    Pro Forma

NET SALES             $ 483,485 $  64,840    $      0    $       0    $548,325

COST OF GOODS SOLD      438,039    66,618         672 (2a)       0     505,329

   Gross Profit          45,446   (1,778)       (672)            0      42,996

ENGINEERING, SELLING
 AND ADMINISTRATIVE
 EXPENSES                38,400    14,053           0            0      52,453

SEVERANCE CHARGES         3,478         0           0            0       3,478

   Income (loss) from
    operations            3,568  (15,831)       (672)            0    (12,935)

OTHER INCOME (EXPENSE):
   Interest income          499         0           0            0         499
   Interest expense    (16,582)   (2,305)       1,858 (2b) (5,744)(2d)(22,773)
   Amortization of
    debt issuance
    costs               (1,053)         0           0        (161)(2d) (1,214)
   Gain on sale
    of Fruehauf           1,032         0           0            0       1,032
   Other income
    (expense) - net     (5,650)   (2,355)           0            0     (8,005)

   Loss before
    extraordinary
    items and
    income taxes       (18,186)  (20,491)       1,186      (5,905)    (43,396)

PROVISION FOR
 INCOME TAXES             (115)         0           0            0       (115)
   loss before
    extraordinary
    items              (18,301)  (20,491)       1,186      (5,905)    (43,511)

LESS PREFERRED STOCK
   ACCRETION            (3,518)         0       (794) (2c)       0     (4,312)

LOSS BEFORE
 EXTRAORDINARY ITEMS
 APPLICABLE TO
 COMMON STOCK         $(21,819) $(20,491)    $    392    $ (5,905)    $(47,823)

PER SHARE             $  (2.12)                                       $ (4.64)

AVERAGE NUMBER OF
 COMMON AND COMMON
 EQUIVALENT SHARES
 OUTSTANDING IN PER
 SHARE CALCULATION       10,316                                         10,316



                               TEREX CORPORATION
                         NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1) The unaudited pro forma condensed consolidated financial information is presented for the year ended December 31, 1994 and the six months ended June 30, 1995. The pro forma statements of operations reflect the consolidated operations of the Company combined with those of the acquired business assuming the PPM Acquisition and the Refinancing were consummated on January 1, 1994.

2) The pro forma statement of operations adjustments are summarized as follows:

     a) Pro forma acquisition adjustments to "Cost of goods sold" represent the elimination of goodwill amortization of the business acquired and the amortization of goodwill resulting from the PPM Acquisition over 15 years.

     b) Pro forma acquisition adjustments to "Interest expense" represent the elimination of interest expense relating to debt repaid in connection with the PPM Acquisition or forgiven by the seller.

     c) Pro forma acquisition adjustments to "Preferred stock accretion" represent accretion on Terex Cranes redeemable preferred stock issued in the PPM Acquisition, assuming issuance as of January 1, 1994.

     d) The Refinancing provided the funds to finance the PPM Acquisition, as well as funds to refinance certain existing Company debt and pay refinancing and acquisition costs. The new Senior Secured Notes bear interest at 13.25% and are due May 15, 2002. The Credit Facility loans bear interest at 1.75% in excess of the prime rate or at 3.75% in excess of the adjusted eurodollar rate, at the Company's option (interest rate of 11%, including fees, assumed for pro forma presentation); the Credit Facility expires May 9, 1998. The pro forma adjustments to "Interest expense" and "Amortization of debt issuance costs" represent the incremental effects of the Refinancing:
          - The Company's old 13% senior secured notes and 13.5% senior subordinated notes are assumed to be repaid as of January 1, 1994, and the interest expense and related amortization of discount and issuance costs is eliminated.
          - The 13.25% new Senior Secured Notes are assumed to be issued and registered as of January 1, 1994 and interest expense and related amortization of discount and issuance costs is included.
          - The incremental amount borrowed under the Credit Facility at the time of the Refinancing is assumed to be outstanding from January 1, 1994 and interest is included thereon.

3) A pro forma condensed balance sheet is not presented herein because the PPM Acquisition is reflected in the Company's Condensed Consolidated Balance Sheet as of June 30, 1995 filed on Form 10-Q. The estimated fair values of assets and liabilities acquired in the PPM Acquisition are summarized as follows:

     Cash                                    $       974
     Accounts receivable                          33,816
     Inventories                                  69,107
     Other current assets                         11,866
     Property, plant and equipment                20,516
     Other assets                                    268
     Goodwill                                     63,864
     Accounts payable and other
      current liabilities                       (84,458)
     Other liabilities                          (11,501)

                                             $   104,452

The Company is in the process of obtaining certain evaluations, estimations, appraisals and actuarial and other studies for purposes of determining certain values. The Company has also estimated costs related to plans to integrate the activities of PPM into the Company, including plans to terminate excess employees, exit certain activities and consolidate and restructure certain
functions.   The Company may revise the estimates as additional information is obtained.